EXHIBIT 10

(ENGLISH TRANSLATION FROM THE ORIGINAL DOCUMENT IN FRENCH)

POWER OF ATTORNEY OF MANAGEMENT NUMBER 147
(Mandat d'administration de biens n.147, prevu par l'article 64 du decret du 20 Juillet 1972 fixant les conditions d'application de la loi du 02 Janvier 1970)

Between the undersigned:

S.C.I. LAMARCK
Represented by its Manager Mr. Petit Jean-Claude
Lieudit Les Cateliers
BOSGUERARD DE MARCOUVILLE
27520 BOURGTHEROULDE

Hereafter named the mandator On the one hand, And

U.F.F.I LE HAVRE S.A.
Represented by Mr. Dufy Pierre, Managing Director
Administrateur de biens au Havre, 47, Rue Jules Lecesne

Hereafter named the mandatary On the other hand,

Having fulfilled the obligations of the French Law number 70-9 of January 2nd, 1970 and to its decree number 72-678 of July 20th, 1972 by:

1. The possession of the professional ID card number 1110/GI issued by the Prefecture of Rouen for his activity of Real-estate Management.

2. The subscription of guarantee towards the SOCAMAB, 18 Rue Beaurepaire - 75010 PARIS, which guarantees the amounts and values received on the account of the activities of Real-Estate Management submitted to the Law of January 2, 19970 and to its decree.

IT HAS BEEN DONE AND AGREED THE FOLLOWING:
Gives, by the following document, to U.F.F.I LE HAVRE S.A., the power to manage the property which follows:

S.C.I. LAMARCK
Immeuble Jean-Baptiste Lamarck
76360 BARENTIN

THEREFORE:

To manage the property mentioned above, to rent it out, either in writing or verbally, at prices, charges, and conditions that the mandatary will judge appropriate; to give or accept every notice, to draw up the inventories, to sign every leases, renewal of leases and agreements.

For all new rents, the mandator exempts the mandatary from the certified mail required by the "article 67 du decret du 20 Juillet 1972" concerning the new rentals, of which the mandatary will justify of, at the time of the presentation of account.

The mandator expressly authorizes the mandatary to receive, without restriction, the amounts representing the rents, charges, compensations, allowances, benefits, guarantees, subsidies, advances, and more generally, any property, amount or value of which the collection is a consequence of the management of the others' property.

In case of difficulty and for lack of payment by the debtors, to institute all legal proceedings, to make all commands, summons, and subpoena in front of the Court or any administrative committee, to reconcile or request judgments, to notify and execute them, to receive all titles and documents, to give or retrieve the rent receipts and the discharge papers, to proceed to all payments within the scope of the same administration and in particular the charges of joint- ownership, to settle the due amounts on the basis of the taxation and eventually collect them from the lessees, make all tax adjustment claims and tax relief.

To represent the mandator in front of all private or public committees, to deposit and notify all documents, engagements and contracts, to request the issue of all certificates or else, and in particular the town-planning certificates, in proper manner.

To hire and dismiss the maintenance staff (janitors), to decide of the salaries and of the working conditions. On the account of current repairs and odd jobs: stop all estimates for all current or urgent repairs and maintenance works that became necessary to the preserving of the domestic premises or equipment, to execute them, to pay the corresponding bills, the mandator promising all ratifications and enforcing himself to reimburse all expenses and advances for the fulfillment of the present power of attorney on this purpose.

On the account of major repairs or major maintenance work made under the responsibility of the mandatary, there will be an obligation to create a specific power of attorney between the mandator and the mandatary specifying, besides the conditions of intervention of the mandatary, the mode of calculation of the fees to receive.

It is here precised that the present power of attorney confers to the mandatary an obligation of means and not of result.

DURATION:

The hereby power of attorney was agreed for a duration of ONE YEAR as of JULY 1st, 1992.

It is renewable by tacit agreement to renew yearly for a period of ten years for lack of cancellation by one or the other parties by certified mail with acknowledgment of receipt, three months before the expiration of the duration stated above or at the date of the renewal.

PRESENTATION OF ACCOUNT - REMUNERATION

The mandatary has to render an account of his management each quarter, at the end of the term, and at least once a year, carefully detailed, of all his spendings and amounts received, the mandator undertaking to reimburse any spending or advances for the execution of the hereby power of attorney. The mandatary is entitled, for his management, of a fix salary of FIVE per cent of the receipts, tax in addition to the collected fees. This salary is entirely payable by the mandator and will be deducted on each statement of payment.

It will not hinder the fixing and the collection of the rental fees and the drawing up of leases at the expenses of the tenants and lessees of the managed building, fixed by the laws, decrees or agreements enforced.

The hereby power of attorney is registered under the number 147 of the chronological register held by UFFI, in agreement with the dispositions of the "article 65 du decret du 20 Juillet 1972".

Crossed out words are not applicable.

Two copies have been drawn, one of them given to the mandator, for official approval.

LE HAVRE, LE 24.1.94.

LU ET APPROUVE-BON POUR MANDAT
(Read and approved)

LU ET APPROUVE-MANDAT ACCEPTE
(Read and approved)